Exhibit 10.5

Execution Version

Second Lien Intercreditor Agreement

Dated as of February 17, 2017 among

Fifth Third Bank, an Ohio banking corporation,
as First Lien Collateral Agent for the First Lien Claimholders,

Prospect Capital Corporation, a Maryland corporation,
as Second Lien Collateral Agent for the Second Lien Claimholders,

Turning Point Brands, Inc. and North Atlantic Trading Company, Inc.,
as Borrowers,

and the other Grantors referred to herein

Table of Contents

Section	Heading	Page

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 Second Lien Intercreditor Agreement

This Second Lien Intercreditor Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of February 17, 2017 and entered into by and among Fifth Third Bank, an Ohio banking corporation, in its capacity as administrative agent under the First Lien Credit Agreement for the First Lien Claimholders (in such capacity and together with its successors from time to time in such capacity, the “First Lien Collateral Agent”), Prospect Capital Corporation, a Maryland corporation, in its capacity as administrative agent under the Second Lien Loan Agreement for the Second Lien Claimholders (in such capacity and together with its successors from time to time in such capacity, the “Second Lien Collateral Agent”), and acknowledged and agreed to by Turning Point Brands, Inc., a Delaware corporation (“Turning Point”), North Atlantic Trading Company, Inc., a Delaware corporation (“NATC”; Turning Point and NATC are each individually referred to herein as a “Borrower” and are collectively referred to herein as the “Borrowers”) and the other Grantors (as defined below).  Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

Recitals

A.         The Borrowers, the Guarantors party thereto, the lenders party thereto and the First Lien Collateral Agent have entered into that certain First Lien Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified, replaced or Refinanced from time to time, in each case in accordance herewith, the “First Lien Credit Agreement”).

B.          The Borrowers, the Guarantors party thereto, the lenders party thereto, Fifth Third Bank, as Administrative Sub-Agent, and the Second Lien Collateral Agent have entered into that certain Second Lien Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified, replaced or Refinanced from time to time, in each case in accordance herewith, the “Second Lien Loan Agreement”).

C.          The Borrowers and the other Grantors (as defined below) have granted to the First Lien Collateral Agent, for the benefit of the First Lien Claimholders, a Lien (as defined below) on substantially all of their assets, all as more particularly described in the First Lien Loan Documents (as defined below).

D.          The Borrowers and the other Grantors have granted to the Second Lien Collateral Agent, for the benefit of the Second Lien Claimholders, a Lien (as defined below) on substantially all of their assets, all as more particularly described in the Second Lien Loan Documents (as defined below).

E.          The Second Lien Collateral Agent, on behalf of the Second Lien Claimholders, and the First Lien Collateral Agent, on behalf of the First Lien Claimholders, wish to set forth their agreement as to certain of their respective rights and obligations with respect to the assets of the Borrowers and the other Grantors and their understanding relative to their respective positions in such assets of the Borrowers and the other Grantors.

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the First Lien Collateral Agent (for itself and on behalf of each First Lien Claimholder) and the Second Lien Collateral Agent (for itself and on behalf of each Second Lien Claimholder), hereby agree as follows:

Section 1.           Definitions.

Section 1.1.          Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means any Person directly or indirectly controlling (including all officers, directors, partners, and managers of such Person) or controlled by, or under direct or indirect common control with, another Person.  A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, managers, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 10.00% or more of the securities having the ordinary voting power for the election of directors, managers or governing body of a corporation or 10.00% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.  In no event shall the First Lien Administrative Agent, the Second Lien Administrative Agent, any First Lien Lender, any Second Lien Lender, or any of their respective Affiliates, be deemed to be an Affiliate of any Grantors.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Bank Product Liability” has the meaning assigned to that term in the First Lien Credit Agreement.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Borrower” and “Borrowers” have the meanings set forth in the preamble to this Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Cincinnati, Ohio are authorized or required by law to close.

“Collateral” means, at any time, all of the assets and property of any Grantor, whether real, personal or mixed, in which the holders of First Lien Obligations and the holders of Second Lien Obligations (or their respective agents or representatives) hold, purport to hold or are required to hold, a security interest at such time (or, in the case of the First Lien Obligations, are deemed pursuant to Section 2 to hold a security interest), including any property subject to Liens granted pursuant to Section 6 to secure both First Lien Obligations and Second Lien Obligations.

“Collateral Documents” means the First Lien Collateral Documents and the Second Lien Collateral Documents.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“DIP Cap Amount” means, as of any date commitments in respect of any DIP Financing are entered into, the greater of (a) $30,000,000 and (b) the product of (i) the outstanding principal balance of the First Lien Obligations (including the amount of any unfunded commitments under the First Lien Credit Agreement) at the time of the commencement of the subject Insolvency or Liquidation Proceeding times (ii) 115%.

“DIP Financing” has the meaning set forth in Section 6.1.

“Discharge” means, with respect to the First Lien Obligations or the Second Lien Obligations, except to the extent otherwise provided in Section 5.3:

(a)          payment in full in cash (or other consideration acceptable to the First Lien Claimholders or Second Lien Claimholders, as applicable) of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) on all Indebtedness outstanding under the First Lien Loan Documents and constituting First Lien Obligations or the Second Lien Loan Documents and constituting Second Lien Obligations, as the case may be;

(b)          payment in full in cash (or other consideration acceptable to the First Lien Claimholders or Second Lien Claimholders, as applicable) of all other First Lien Obligations outstanding under the First Lien Loan Documents or all other Second Lien Obligations outstanding under the Second Lien Loan Documents, as the case may be, that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time);

(c)          termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Obligations or Second Lien Obligations, as the case may be; and

(d)          termination or cash collateralization (in an amount and manner reasonably satisfactory to the applicable letter of credit issuer, but in no event in an amount greater than 103% of the aggregate undrawn face amount), or the making of other arrangements satisfactory to the applicable letter of credit issuer of all letters of credit issued under the First Lien Loan Documents constituting First Lien Obligations.

The term “Discharged” shall have a corresponding meaning.

“Discharge of First Lien Obligations” means the Discharge of all First Lien Obligations.

“Discharge of Second Lien Obligations” means the Discharge of all Second Lien Obligations.

“Disposition” has the meaning set forth in Section 5.1(b).

“Enforcement Action” means any action to:

(a)          foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral or Restricted Assets, or otherwise exercise or enforce remedial rights with respect to Collateral or Restricted Assets under the First Lien Loan Documents or the Second Lien Loan Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);

(b)          solicit bids from third Persons to effect the liquidation or disposition of Collateral or Restricted Assets or engage or retain sales brokers, marketing agents, investment bankers, appraisers or auctioneers for the purposes of commencing the marketing, promoting, or selling of any Collateral or Restricted Assets;

(c)          receive a transfer of Collateral or Restricted Assets in satisfaction of Indebtedness or any other Obligation secured thereby;

(d)          otherwise enforce a security interest or exercise another right or remedy, as a secured creditor, pertaining to the Collateral at law, in equity, or pursuant to the First Lien Loan Documents or Second Lien Loan Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral or Restricted Assets); or

(e)          effectuate or cause the Disposition of Collateral or Restricted Assets by any Grantor after the occurrence and during the continuation of an event of default under any of the First Lien Loan Documents or the Second Lien Loan Documents with the consent of the applicable First Lien Collateral Agent (or First Lien Claimholders) or Second Lien Collateral Agent (or Second Lien Claimholders).

“Excess First Lien Obligations” means any Obligations that would constitute First Lien Obligations if not for the First Lien Cap Amount.

“Exigent Circumstances” means with respect to a First Lien Purchase, an event or circumstance that constitutes an “Event of Default” under and as defined in the First Lien Loan Documents or that occurs during such Event of Default that materially and imminently threatens the ability of any First Lien Collateral Agent to realize upon all or a material part of the First Lien Collateral, such as, without limitation, fraudulent removal, concealment or abscondment thereof, destruction (other than to the extent covered by insurance) or material waste thereof.

“First Lien Cap Amount” means, as of any date of determination, regardless of whether the First Lien Credit Agreement is in effect on such date, the sum of (a) 115% of (x) $195,000,000 plus (y) the aggregate principal amount of Incremental Facilities (as defined in the First Lien Credit Agreement and determined without giving effect to any amendments, waivers of, or consents to the conditions to borrowing or amounts to be borrowed, thereunder) minus (b) the aggregate amount of permanent reductions in revolving loan commitments (excluding any automatic reductions resulting from an Insolvency or Liquidation Proceeding) and repayments and prepayments of principal of term loans that are First Lien Obligations (excluding any (x) voluntary prepayments of First Lien Obligations, except to the extent such prepayments reduce scheduled payments or mandatory prepayments otherwise due under the First Lien Credit Agreement and (y) such repayments resulting from (i) a Refinancing of such Obligations or (ii) a “roll up” of such Obligations in connection with a DIP Financing, in each case, in accordance with the terms of this Agreement).  For the avoidance of doubt, the First Lien Cap Amount shall apply only to principal with respect to the Loans (including, for the avoidance of doubt, any Incremental Facilities (as such term is defined in the First Lien Credit Agreement)) made and Letters of Credit issued under the First Lien Credit Agreement and shall not include any First Lien Obligations related to Hedging Liability or Bank Product Liability.

“First Lien Claimholders” means, at any relevant time, the holders of First Lien Obligations at that time, including the First Lien Lenders, the First Lien Collateral Agent and any affiliate thereof that is a holder of a Hedging Obligation or Bank Product Liability.

“First Lien Collateral” means any “Collateral” as defined in any First Lien Loan Document or any other assets of either Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted or required to be granted pursuant to a First Lien Loan Document as security for any First Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any First Lien Claimholder.

“First Lien Collateral Agent” has the meaning set forth in the preamble to this Agreement.

“First Lien Collateral Documents” means the “Collateral Documents” (as defined in the First Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Obligations or pursuant to which any such Lien is perfected.

“First Lien Credit Agreement” has the meaning set forth in the Recitals to this Agreement.

“First Lien Enforcement Notice” has the meaning set forth in Section 5.7(a).

“First Lien Lenders” shall mean the “Lenders” under and as defined in the First Lien Credit Agreement.

“First Lien Loan Documents” means the First Lien Credit Agreement and the other “Loan Documents” as defined in the First Lien Credit Agreement and any other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the First Lien Obligations.

“First Lien Obligations” means the “Secured Obligations” as defined in the First Lien Credit Agreement.

“First Lien Purchase” has the meaning set forth in Section 5.7(a).

“First Lien Purchase Notice” has the meaning set forth in Section 5.7(c).

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra‑national bodies such as the European Union or the European Central Bank).

“Grantors” means each of the Borrowers, the Guarantors and each other Person that has or may from time to time hereafter execute and deliver any First Lien Collateral Document and/or any Second Lien Collateral Document as a “debtor,” “grantor” or “pledgor” (or the equivalent thereof) to secure any First Lien Obligations and/or Second Lien Obligations.

“Guarantor” has the meaning assigned to that term in the First Lien Credit Agreement and/or the Second Lien Loan Agreement, as applicable.

“Hedging Liability” has the meaning assigned to that term in the First Lien Credit Agreement.

“Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning thereof under the First Lien Credit Agreement or the Second Lien Loan Agreement, as applicable.

“Insolvency or Liquidation Proceeding” means:

(a)          any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(b)          any other voluntary or involuntary insolvency, reorganization or Bankruptcy Case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;

(c)          any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d)          any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

“Lien” means any lien (including judgment liens and liens arising by operation of law), mortgage, leasehold mortgage, deed of trust, pledge, assignment as collateral security, security interest, charge, hypothecation or encumbrance in the nature of security in respect of any property (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, call, trust (whether contractual, statutory, deemed, equitable, constructive, resulting or otherwise), UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing, including any right of set-off or recoupment.

“Obligations” means all obligations of every nature of each Borrower and each other Grantor from time to time owed to any agent or trustee, the First Lien Claimholders, the Second Lien Claimholders or any of them or their respective Affiliates under the First Lien Loan Documents or the Second Lien Loan Documents, whether for principal, interest, costs and fees, premiums, charges, expenses, indemnification or otherwise and all guarantees of any of the foregoing and including any Post-Petition Interest.

“Pay-Over Amount” has the meaning set forth in Section 6.3(b).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.5.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the First Lien Loan Documents or the Second Lien Loan Documents, as applicable, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Purchase Option” has the meaning set forth in Section 5.7(a).

“Purchase Option Trigger Event” has the meaning set forth in Section 5.7(a).

“Purchase Price” has the meaning set forth in Section 5.7.

“Recovery” has the meaning set forth in Section 6.5.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness in whole or in part, whether with the same or different lenders, arrangers, trustees and/or agents.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing DIP Loan” means a DIP Financing (a) that is provided by a lender other than any First Lien Claimholder or Second Lien Claimholder, (b) that is secured by a Lien on the Restricted Assets or on the Collateral senior to the Liens on the Collateral in favor of First Lien Claimholders and (c) the proceeds of which are used in whole or in part to repay the principal, in whole or in part, outstanding under the Second Lien Loan Documents.

“Responsible Officer” means the chief executive officer, president, chief financial officer or treasurer of the applicable Borrower or the applicable Grantor.

“Restricted Assets” means all licenses, permits, franchises, approvals or other authorizations from any Governmental Authority from time to time granted to or otherwise held by either Borrower or any other Grantor to the extent the same constitute “Excluded Property” under (and as defined in) the First Lien Loan Documents or the Second Lien Loan Documents or are similarly carved out from the granting clause or the collateral thereunder.  Schedule 1 hereto sets forth a complete and accurate list of all Restricted Assets in effect as of the date hereof.

“Sale Proceeds” means (a) the proceeds from the sale of one or more of the Borrowers or one or more of the Grantors as a going concern or from the sale of the Restricted Assets as a going concern, (b) the proceeds from another sale or disposition of (i) any assets of the Grantors that include any Restricted Assets or (ii) any assets of the Grantors that benefit from any Restricted Assets or (c) any other economic value (whether in the form of cash or otherwise) received or distributed that is directly related to the Restricted Assets.

“Second Lien Adequate Protection Payments” has the meaning set forth in Section 6.3(b).

“Second Lien Cap Amount” means, as of any date of determination, regardless of whether the Second Lien Loan Agreement is in effect on such date, the sum of (a) 115% of $55,000,000 minus (b) the aggregate amount of repayments and prepayments of principal of term loans that are Second Lien Obligations (excluding any (x) voluntary prepayments of Second Lien Obligations, except to the extent such prepayments reduce scheduled payments or mandatory prepayments otherwise due under the Second Lien Credit Agreement and (y) any such repayments resulting from (i) a Refinancing of such Obligations or (ii) a “roll up” of such Obligations in connection with a DIP Financing, in each case, in accordance with the terms of this Agreement).

“Second Lien Claimholders” means, at any relevant time, the holders of Second Lien Obligations at that time, including the Second Lien Lenders and the Second Lien Collateral Agent.

“Second Lien Collateral” means any “Collateral” as defined in any Second Lien Loan Document or any other assets of either Borrower or any other Grantor with respect to which a Lien is granted, purported to be granted or required to be granted pursuant to a Second Lien Loan Document as security for any Second Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any Second Lien Claimholder.

“Second Lien Collateral Agent” has the meaning set forth in the preamble to this Agreement.

“Second Lien Collateral Documents” means the “Collateral Documents” (as defined in the applicable Second Lien Loan Documents) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or pursuant to which any such Lien is perfected.

“Second Lien Loan Agreement” has the meaning set forth in the Recitals to this Agreement.

“Second Lien Lenders” shall mean “Lenders” under and as defined in the Second Lien Loan Agreement.

“Second Lien Loan Documents” means that certain Second Lien Loan Agreement and the other “Loan Documents” as defined in the Second Lien Loan Agreement and any other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the Second Lien Obligations.

“Second Lien Obligations” means the “Obligations” as defined in the Second Lien Loan Agreement.

“Short Fall” has the meaning set forth in Section 6.3(b).

“Standstill Period” has the meaning set forth in Section 3.1.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

Section 1.2.          Terms Generally.  The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a)      any definition of or reference herein to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as amended, restated, amended and restated, supplemented or otherwise modified from time to time and any reference herein to any statute or regulations shall include any amendment, renewal, extension or replacement thereof;

(b)      any reference herein to any Person shall be construed to include such Person’s successors and assigns from time to time;

(c)      the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d)      all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(e)      the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2.           Lien Priorities.

Section 2.1.          Relative Priorities.  Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC or any other applicable law or the Second Lien Loan Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the First Lien Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against either Borrower or any other Grantor, the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder, hereby agrees that:

(a)       any Lien on the Collateral securing any First Lien Obligations (other than Excess First Lien Obligations) now or hereafter held by or on behalf of the First Lien Collateral Agent or any First Lien Claimholders or any agent or trustee thereof, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Second Lien Obligations;

(b)       any Lien on the Collateral securing any Second Lien Obligations now or hereafter held by or on behalf of the Second Lien Collateral Agent or any Second Lien Claimholders or any agent or trustee thereof regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations (other than Excess First Lien Obligations).  All Liens on the Collateral securing any First Lien Obligations (other than Excess First Lien Obligations) shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations (other than Excess First Lien Obligations) are subordinated to any Lien securing any other obligation of either Borrower, any other Grantor or any other Person; and

(c)       any Lien on the Collateral securing any Excess First Lien Obligations now or hereafter held by or on behalf of the First Lien Collateral Agent or any First Lien Claimholders or any agent or trustee thereof, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Lien on the Collateral securing any Second Lien Obligations.

Section 2.2.          Prohibition on Contesting Liens; No Marshaling.  The Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder, and the First Lien Collateral Agent, for itself and on behalf of each First Lien Claimholder, agrees that it will not (and hereby waives any right to) directly or indirectly contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection or enforceability of a Lien held, or purported to be held, by or on behalf of any of the First Lien Claimholders in the First Lien Collateral or by or on behalf of any of the Second Lien Claimholders in the Second Lien Collateral, as the case may be, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Collateral Agent or any First Lien Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the First Lien Obligations as provided in Sections 2.1 and 3.1.  Until the Discharge of First Lien Obligations, neither the Second Lien Collateral Agent nor any Second Lien Claimholder will assert any marshaling, appraisal or other similar statutory right that may otherwise be available to a junior secured creditor.

Section 2.3.          No New Liens and Guarantors.  So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against either Borrower or any other Grantor, the parties hereto (including each Borrower and each other Grantor) agree that no Borrower shall, nor shall it permit any other Grantor to:

(a)      grant or permit any additional Liens on any asset or property to secure any Second Lien Obligation unless it has granted or concurrently grants a senior and prior Lien on such asset or property to secure the First Lien Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 2.1, and no Person shall guarantee or otherwise provide credit support for the Second Lien Obligations unless such Person concurrently provides a substantially identical guarantee or credit support for the First Lien Obligations; or

(b)      grant or permit any additional Liens on any asset or property to secure any First Lien Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Second Lien Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 2.1, and no Person shall guarantee or otherwise provide credit support for the First Lien Obligations unless such Person concurrently provides a substantially identical guarantee or credit support for the Second Lien Obligations.

If the Second Lien Collateral Agent or any Second Lien Claimholder shall hold any Lien on any assets or property of any Grantor securing any Second Lien Obligations that are not also subject to the first-priority Liens securing all First Lien Obligations under the First Lien Collateral Documents, such Second Lien Collateral Agent or Second Lien Claimholder shall notify the First Lien Collateral Agent promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to the First Lien Collateral Agent for the benefit of the First Lien Claimholders as security for the First Lien Obligations, such Second Lien Collateral Agent or Second Lien Claimholder shall be deemed to hold and have held such Lien for the benefit of the First Lien Collateral Agent and each First Lien Claimholder as security for the First Lien Obligations.  To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Lien Collateral Agent and any First Lien Claimholder, the Second Lien Collateral Agent, on behalf of each Second Lien Claimholder, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

Notwithstanding anything in this Agreement to the contrary, prior to the Discharge of the First Lien Obligations, cash and cash equivalents may be pledged to secure First Lien Obligations consisting of reimbursement obligations in respect of letters of credit issued pursuant to the First Lien Loan Documents without granting a Lien thereon to secure any other First Lien Obligations or any other Second Lien Obligations.

Section 2.4.          Similar Liens and Agreements.  The parties hereto agree that, subject to Sections 2.3 and 5.3(c), it is their intention that the First Lien Collateral and the Second Lien Collateral be identical.  In furtherance of the foregoing and of Section 8.12, the parties hereto agree, subject to the other provisions of this Agreement:

(a)       upon request by the First Lien Collateral Agent or the Second Lien Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Loan Documents; and

(b)     that the documents and agreements creating or evidencing the First Lien Collateral and the Second Lien Collateral and guarantees for the First Lien Obligations and the Second Lien Obligations, subject to Sections 2.3 and 5.3(c), shall be in all material respects the same forms of documents other than with respect to the first lien and the second lien nature of the Obligations thereunder.

Section 2.5.          Perfection of Liens.  Except for the arrangements contemplated by Section 5.5, neither the First Lien Collateral Agent nor the First Lien Claimholders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the Second Lien Collateral Agent or the Second Lien Claimholders.  The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Lien Claimholders on the one hand and the Second Lien Claimholders on the other hand and such provisions shall not impose on the First Lien Collateral Agent, the First Lien Claimholders, the Second Lien Collateral Agent, the Second Lien Claimholders or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Collateral which would conflict with prior-perfected claims therein in favor of any other Person or any order or decree of any Governmental Authority or any applicable law.

Section 3.           Enforcement.

Section 3.1.          Exercise of Remedies.  (a) Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against either Borrower or any other Grantor, the Second Lien Collateral Agent and the Second Lien Claimholders:

(i)       will not commence or maintain, or seek to commence or maintain, any Enforcement Action or otherwise exercise any rights or remedies with respect to the Collateral (for the avoidance of doubt, other than electing or otherwise imposing a default rate of interest to the extent consistent with Section 5.3); provided that, if an Event of Default (as defined in the Second Lien Credit Agreement) has occurred under the Second Lien Credit Agreement, the Second Lien Collateral Agent may commence an Enforcement Action or otherwise exercise any or all such rights or remedies after the passage of a period of at least one hundred twenty (120) days since the later of (A) the date on which the Second Lien Collateral Agent declared the existence of any Event of Default under (and as defined in) the Second Lien Loan Agreement and (B) the date on which the First Lien Collateral Agent received notice from the Second Lien Collateral Agent of such declarations of such Event of Default (the “Standstill Period”); provided, further, that notwithstanding anything herein to the contrary, in no event shall the Second Lien Collateral Agent or any Second Lien Claimholder exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of the Standstill Period, the First Lien Collateral Agent or the First Lien Claimholders shall have commenced and be diligently pursuing an Enforcement Action or other exercise of their rights or remedies in each case with respect to all or any material portion of the Collateral (prompt notice of such exercise to be given to the Second Lien Collateral Agent); provided, further, in the event that as of any day during such one hundred twenty (120) day period, no Event of Default (as defined in the Second Lien Loan Agreement) is continuing under the Second Lien Loan Agreement, then the Standstill Period shall be deemed not to have commenced;

(ii)   will not contest, protest or object to any foreclosure proceeding or action brought by the First Lien Collateral Agent or any First Lien Claimholder or any other exercise by the First Lien Collateral Agent or any First Lien Claimholder of any rights and remedies relating to the Collateral under the First Lien Loan Documents or otherwise (including any Enforcement Action initiated by or supported by the First Lien Collateral Agent or any First Lien Claimholder); and

(iii)  subject to their rights under Section 3.1(a)(i), will not object to the forbearance by the First Lien Collateral Agent or the First Lien Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, in each case so long as any cash proceeds received by the First Lien Collateral Agent are distributed in accordance with Section 4.1 and applicable law.

(b)            Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against either Borrower or any other Grantor, subject to Section 3.1(a)(i), the First Lien Collateral Agent and the First Lien Claimholders shall have the exclusive right to commence and maintain an Enforcement Action or otherwise enforce rights, exercise remedies (including set-off, recoupment and the right to credit bid their debt, except that the Second Lien Collateral Agent shall have the credit bid rights set forth in Section 3.1(c)(vi)), and subject to Section 5.1, make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien Collateral Agent or any Second Lien Claimholder; provided that any cash proceeds received by the First Lien Collateral Agent are distributed in accordance with Section 4.1 and applicable law.  In commencing or maintaining any Enforcement Action or otherwise exercising rights and remedies with respect to the Collateral, the First Lien Collateral Agent and the First Lien Claimholders may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with the Second Lien Collateral Agent or any Second Lien Claimholder and regardless of whether any such exercise is adverse to the interest of any Second Lien Claimholder.  Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c)             Notwithstanding the foregoing, the Second Lien Collateral Agent and any Second Lien Claimholder may:

(i)   file a claim or statement of interest with respect to the Second Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against either Borrower or any other Grantor;

(ii)  take any action (not adverse to the priority status of the Liens on the Collateral securing the First Lien Obligations, or the rights of the First Lien Collateral Agent or the First Lien Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral;

(iii)  file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Claimholders, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv) vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions with respect to the Second Lien Obligations and the Collateral, in each case, unless specificially prohibited by the terms of this Agreement;

(v)  exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period to the extent permitted by Section 3.1(a)(i);

(vi) bid for or purchase Collateral at any public, private or judicial foreclosure upon such Collateral initiated by the First Lien Collateral Agent or any First Lien Claimholder, or any sale of Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any Second Lien Obligations unless the cash proceeds of such bid are otherwise sufficient to cause the Discharge of First Lien Obligations;

(vii) object to any proposed acceptance of Collateral by the First Lien Collateral Agent or any First Lien Claimholder pursuant to Section 9-620 of the UCC;

(viii)inspect or appraise the Collateral (and engage or retain investment bankers or appraisers for the sole purpose of appraising or valuing the Collateral), or request information or reports concerning the Collateral; and

(ix)  accelerate any Second Lien Obligations in accordance with the provisions of the Second Lien Loan Documents.

The Second Lien Collateral Agent, on behalf of itself and each Second Lien Claimholder, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any Collateral in its capacity as a creditor unless and until the Discharge of First Lien Obligations has occurred, except in connection with any Enforcement Action expressly permitted by Section 3.1(a)(i) to the extent such Second Lien Collateral Agent and Second Lien Claimholders are permitted to retain the proceeds thereof in accordance with Section 4.2 of this Agreement.

(d)           Subject to Sections 3.1(a) and (c) and Section 6.3(b):

(i)    the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder, agrees that such Second Lien Collateral Agent and such Second Lien Claimholders will not take any action that would hinder any exercise of remedies under the First Lien Loan Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise;

(ii)   the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder, hereby waives any and all rights such Second Lien Collateral Agent and such Second Lien Claimholders may have as a junior lien creditor to object to the manner in which the First Lien Collateral Agent or any First Lien Claimholder seeks to enforce or collect the First Lien Obligations or Liens securing the First Lien Obligations granted in any of the First Lien Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the First Lien Collateral Agent or any First Lien Claimholder is adverse to the interest of any Second Lien Claimholder; and

(iii)  the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Lien Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the First Lien Collateral Agent or any other First Lien Claimholder with respect to the Collateral as set forth in this Agreement and the First Lien Loan Documents.

(e)            Except as specifically set forth in this Agreement, the Second Lien Collateral Agent and the Second Lien Claimholders may exercise rights and remedies available to unsecured creditors against either Borrower or any other Grantor that has guaranteed or granted Liens to secure the Second Lien Obligations in accordance with the terms of the Second Lien Loan Documents and applicable law (other than initiating or joining in an involuntary case or proceeding under any Insolvency or Liquidation Proceeding with respect to any Grantor, other than after the expiration of the Standstill Period); provided that, in the event that any Second Lien Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Obligations) in the same manner as the other Liens securing the Second Lien Obligations are subject to this Agreement; provided, further, that, nothing herein shall be construed to constitute a waiver of any Default or Event of Default (each as defined in the Second Lien Loan Agreement) that has occurred under the Second Lien Loan Agreement.

(f)            Except as specifically set forth in Section 3.1(a) and 3.1(d), nothing in this Agreement shall prohibit the receipt by the Second Lien Collateral Agent or any Second Lien Claimholder of the required payments of interest, principal and other amounts owed in respect of the Second Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Collateral Agent or any Second Lien Claimholder of rights or remedies as a secured creditor (including set-off and recoupment) or enforcement in contravention of this Agreement of any Lien held by any of them or as a result of any other violation by any Second Lien Claimholder of the express terms of this Agreement.  Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Collateral Agent or any First Lien Claimholder may have with respect to the First Lien Collateral.

Section 3.2.          Actions Upon Breach; Specific Performance.  If the Second Lien Collateral Agent or any Second Lien Claimholder, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fails to take any action required by this Agreement, this Agreement shall create an irrebutable presumption and admission by the Second Lien Collateral Agent and/or Second Lien Claimholder that relief against the Second Lien Collateral Agent and/or such Second Lien Claimholder by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the First Lien Claimholders, it being understood and agreed by the Second Lien Collateral Agent, on behalf of each Second Lien Claimholder, that (a) the First Lien Claimholders’ damages from actions of the Second Lien Collateral Agent and/or any Second Lien Claimholder may at that time be difficult to ascertain and may be irreparable and (b) the Second Lien Collateral Agent and each Second Lien Claimholder waives any defense that the Grantors and/or the First Lien Claimholders cannot demonstrate damage and/or be made whole by the awarding of damages.  The First Lien Collateral Agent may demand specific performance of this Agreement.  The Second Lien Collateral Agent, on behalf of itself and each Second Lien Claimholder, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Lien Collateral Agent or any First Lien Claimholder.  No provision of this Agreement shall constitute or be deemed to constitute a waiver by the First Lien Collateral Agent on behalf of itself and each First Lien Claimholder of any right to seek damages from any Person in connection with any breach or alleged breach of this Agreement.

Section 4.           Payments.

Section 4.1.          Application of Proceeds.  So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against either Borrower or any other Grantor, any Collateral or any proceeds thereof, Restricted Assets or any proceeds thereof or Sale Proceeds received in connection with any Enforcement Action or other exercise of remedies by the First Lien Collateral Agent or any First Lien Claimholder shall be applied by the First Lien Collateral Agent to the First Lien Obligations (other than Excess First Lien Obligations) in such order as specified in the First Lien Credit Agreement.  Upon the Discharge of First Lien Obligations (other than (i) Excess First Lien Obligations or (ii) pursuant to a Refinancing in accordance with the terms of this Agreement), the First Lien Collateral Agent shall (a) unless a Discharge of Second Lien Obligations has already occurred, deliver any remaining proceeds of Collateral, Restricted Assets and Sale Proceeds held by it to the Second Lien Collateral Agent to be applied by the Second Lien Collateral Agent to the Second Lien Obligations in such order as specified in the Second Lien Loan Agreement, (b) if a Discharge of Second Lien Obligations has already occurred, apply such proceeds of Collateral, Restricted Assets and Sale Proceeds to any Excess First Lien Obligations in such order as specified in the First Lien Credit Agreement and (c) if there are no Excess First Lien Obligations, deliver such proceeds of Collateral, Restricted Assets and Sale Proceeds to the Grantors or to whomever may be lawfully entitled to receive the same.  Without limiting the obligations of the Second Lien Claimholders under Section 4.2, after the Discharge of First Lien Obligations has occurred, upon the Discharge of Second Lien Obligations (other than pursuant to a Refinancing in accordance with the terms of this Agreement), the Second Lien Collateral Agent shall (i) if there are any Excess First Lien Obligations, deliver any proceeds of Collateral, Restricted Assets and Sale Proceeds held by it, to the First Lien Collateral Agent for application by the First Lien Collateral Agent to the Excess First Lien Obligations in such order as specified in the First Lien Credit Agreement until the payment in full in cash of all Excess First Lien Obligations and (ii) if there are no Excess First Lien Obligations, deliver any proceeds of Collateral, Restricted Assets and Sale Proceeds held by it, to the Grantors or to whomever may be lawfully entitled to receive the same.  Without limiting the generality of the foregoing, it is the intention of the parties hereto that no amount of any Sale Proceeds will in any event be allocated to any Restricted Assets, and neither the Second Lien Collateral Agent nor any Second Lien Claimholder will, in any forum (including in any Insolvency or Liquidation Proceeding), assert that any amount of any Sale Proceeds should be allocated to any Restricted Assets.

Section 4.2.          Payments Over.  (a) So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against either Borrower or any other Grantor, any Collateral or any proceeds thereof, Restricted Assets or proceeds thereof and all Sale Proceeds (including assets or proceeds subject to Liens referred to in the second to last paragraph of Section 2.3 and any assets or proceeds subject to Liens that have been avoided or otherwise invalidated) received by the Second Lien Collateral Agent or any Second Lien Claimholder in connection with any Enforcement Action or other exercise of any right or remedy relating to the Collateral or the Restricted Assets in all cases shall be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements (which endorsements shall be without recourse and without any representations or warranties) or as a court of competent jurisdiction may otherwise direct.  The First Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Agent or any Second Lien Claimholder.  This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

(b)           So long as the Discharge of First Lien Obligations has not occurred, if in any Insolvency or Liquidation Proceeding the Second Lien Collateral Agent or any Second Lien Claimholder shall receive any proceeds of Collateral or Restricted Assets, or any Sale Proceeds, or any proceeds of a Refinancing DIP Loan secured by any Collateral or Restricted Assets (including in each case any assets or proceeds subject to Liens that have been avoided or otherwise invalidated), such proceeds shall in each case be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements (which endorsements shall be without recourse and without any representations or warranties).  Any Lien received by the Second Lien Collateral Agent or any Second Lien Claimholder in respect of any of the Second Lien Obligations in any Insolvency or Liquidation Proceeding shall be subject to the terms of this Agreement.  Nothing in this Section 4.2 shall restrict or affect the right of any First Lien Claimholder to object to any plan of reorganization in any Insolvency or Liquidation Proceeding on any grounds including that such plan violates this Agreement.

Section 5.           Other Agreements.

Section 5.1.          Releases.  (a) If in connection with (i) any Enforcement Action by the First Lien Collateral Agent or (ii) exercise of any First Lien Collateral Agent’s remedies in respect of the Collateral, in each case prior to the Discharge of First Lien Obligations (but other than, in the case of clause (i) or clause (ii), any Disposition of Collateral made to any of the Grantors’ Affiliates), the First Lien Collateral Agent, for itself or on behalf of the First Lien Claimholders, releases any of its Liens on any part of the Collateral, then the Liens, if any, of the Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral shall be automatically, unconditionally and simultaneously released; provided that the First Lien Collateral Agent shall conduct in a commercially reasonable matter (consistent with the requirements of Section 9-610 of the Uniform Commercial Code) any Disposition of Collateral that does not occur during a proceeding under the Bankruptcy Code; provided further that the cash proceeds of such Enforcement Action or exercise of remedies received by any First Lien Claimholder are applied in accordance with Section 4.1.  If in connection with any Enforcement Action or other exercise of rights and remedies by the First Lien Collateral Agent, in each case prior to the Discharge of First Lien Obligations, the equity interests of any Person are foreclosed upon or otherwise disposed of and the First Lien Collateral Agent releases its Lien on the property or assets of such Person, then the Liens of the Second Lien Collateral Agent with respect to the property or assets of such Person will be automatically released to the same extent as the Liens of the First Lien Collateral Agent; provided that the cash proceeds of such disposition received by any First Lien Claimholder are applied in accordance with Section 4.1.  The Second Lien Collateral Agent, for itself or on behalf of the Second Lien Claimholders, shall promptly execute and deliver to the First Lien Collateral Agent or such Grantor such termination statements, releases and other documents as the First Lien Collateral Agent or such Grantor may request to effectively confirm the foregoing releases.

(b)          If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral by any Grantor (collectively, a “Disposition”) permitted under the terms of the First Lien Credit Agreement and under the terms of the Second Lien Loan Agreement (other than in connection with an Enforcement Action or other exercise of the First Lien Collateral Agent’s remedies in respect of the Collateral, which shall be governed by Section 5.1(a)), the First Lien Collateral Agent, for itself or on behalf of the First Lien Claimholders, releases any Liens on any part of the Collateral other than (i) in connection with, or following, the Discharge of First Lien Obligations or (ii) after the occurrence and during the continuance of any Event of Default under (and as defined in) the Second Lien Loan Agreement, then the Liens, if any, of the Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral shall be automatically, unconditionally and simultaneously released; provided that the cash proceeds of such Disposition received by any First Lien Claimholder are applied in accordance with Section 4.1.  The Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder, shall promptly execute and deliver to the First Lien Collateral Agent or such Grantor such termination statements, releases and other documents as the First Lien Collateral Agent or such Grantor may request to effectively confirm such release.

(c)           Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder, hereby irrevocably constitutes and appoints the First Lien Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Lien Collateral Agent and such Second Lien Claimholders, or in the First Lien Collateral Agent’s own name, from time to time in the First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.  This power is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

(d)           Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Collateral Agent or the First Lien Claimholders (i) have released any Lien on Collateral and any such Liens are later reinstated or (ii) obtain any new Liens or additional guarantees from any Grantor, then the Second Lien Collateral Agent, for itself and for the Second Lien Claimholders, shall be granted a Lien on any such Collateral, subject to the lien subordination provisions of this Agreement, and the Second Lien Collateral Agent, for itself and for the Second Lien Claimholders, shall be granted an additional guaranty, as the case may be.

Section 5.2.          Insurance.  Unless and until the Discharge of First Lien Obligations has occurred, the First Lien Collateral Agent shall have the sole and exclusive right, subject to the rights of the Grantors under the First Lien Loan Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral.  Unless and until the Discharge of First Lien Obligations has occurred, and subject to the rights of the Grantors under the First Lien Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Collateral shall be paid first, to the First Lien Collateral Agent for the benefit of the First Lien Claimholders on account of the First Lien Obligations pursuant to the terms of the First Lien Loan Documents (including for purposes of cash collateralization of letters of credit), second, if a Discharge of First Lien Obligations has occurred, and subject to the rights of the Grantors under the Second Lien Loan Agreement, to the Second Lien Collateral Agent for the benefit of the Second Lien Claimholders on account of the Second Lien Obligations pursuant to the Second Lien Loan Agreement, third, if a Discharge of Second Lien Obligations has occurred, to the First Lien Collateral Agent for the benefit of First Lien Claimholders on account of Excess First Lien Obligations and fourth, if a Discharge of Second Lien Obligations and a payment in full in cash of all Excess First Lien Obligations has occurred, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.  Until the Discharge of First Lien Obligations has occurred, if the Second Lien Collateral Agent or any Second Lien Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, then it shall segregate and hold in trust and forthwith pay such proceeds over to the First Lien Collateral Agent in accordance with the terms of Section 4.2.

Section 5.3.          Amendments to First Lien Loan Documents and Second Lien Loan Documents.  (a) The First Lien Loan Documents may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms and the First Lien Obligations may be Refinanced in accordance with this Section 5.3(a), in each case, without notice to, or the consent of, the Second Lien Collateral Agent or any Second Lien Claimholder, all without affecting the lien subordination or other provisions of this Agreement; provided that any such amendment, supplement, modification or Refinancing is not inconsistent with the terms of this Agreement and, in the case of a Refinancing, the holders of such Refinancing debt bind themselves in a writing addressed to the Second Lien Collateral Agent to the terms of this Agreement; provided, further, that any such amendment, supplement, modification or Refinancing shall not, without the consent of the Second Lien Collateral Agent:

(i)    increase the then outstanding aggregate principal amount of the Indebtedness under the First Lien Credit Agreement (including, if any, any undrawn portion of any commitment under the First Lien Credit Agreement) to an amount that would exceed the First Lien Cap Amount;

(ii)  increase the “Applicable Margin” (as defined in the First Lien Credit Agreement as in effect on the date hereof) or any comparable definition in any Refinancing of the First Lien Credit Agreement, or similar component of the interest rate or yield provisions applicable to the First Lien Obligations in a manner that would result in the total yield thereon to increase by more than 3.0% per annum on a weighted average basis (including by modifying or adding any interest rate floors, but excluding increases resulting from (A) application of any pricing grid set forth in the First Lien Credit Agreement as in effect on the date hereof, (B) the accrual of interest at the default rate or (C) fluctuations in underlying rate indices);

(iii)  shorten the scheduled final maturity date set forth in the First Lien Credit Agreement or any other First Lien Loan Document or shorten the weighted average life to maturity of the First Lien Obligations;

(iv) change or add any negative covenant or event of default in the First Lien Credit Agreement or any other First Lien Loan Document (in each case, as in effect on the date hereof) in a manner that is materially more restrictive or change or add any affirmative covenant in the First Lien Credit Agreement or any other First Lien Loan Document in a manner that is materially adverse to any Grantor (unless, in each instance, such changes or additions are accompanied by corresponding changes or additions in the Second Lien Loan Agreement (maintaining any appropriate cushions consistent with those in existence as of the date hereof));

(v)   restrict the amendment of the Second Lien Loan Documents except as set forth in Section 5.3(b);

(vi) modify in a manner more restrictive or add any other express restrictions on the ability of any Grantor to make a required payment or repayment of the Second Lien Obligations, including, without limitation, any payment or repayment of interest, scheduled principal and mandatory prepayments, fees, expenses, costs and indemnification;

(vii)    modify the restrictions relating to the purchase of First Lien Obligations by the Grantors and their Affiliates; or

(viii)   contravene the provisions of this Agreement.

(b)           The Second Lien Loan Agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms and the Second Lien Obligations may be Refinanced in accordance with this Section 5.3(b), in each case, without notice to, or the consent of, the First Lien Collateral Agent or any First Lien Claimholder, all without affecting the lien subordination or other provisions of this Agreement, to the extent the terms and conditions of such amendment, supplement or modification meet any applicable requirements set forth in the First Lien Credit Agreement; provided that any such amendment, supplement, modification or Refinancing is not inconsistent with the terms of this Agreement and, in the case of any Refinancing, the holders of such Refinancing debt bind themselves in a writing addressed to the First Lien Collateral Agent to the terms of this Agreement; provided, further, that any such amendment, supplement, modification or Refinancing shall not, without the consent of the First Lien Collateral Agent:

(i)        increase the then outstanding aggregate principal amount of the Second Lien Obligations outstanding under the Second Lien Loan Agreement (including, if any, any undrawn portion of any commitment under the Second Lien Loan Agreement) to an amount that would exceed the Second Lien Cap Amount;

(ii)       increase the “Interest Rate” (as defined in the Second Lien Loan Agreement as in effect on the date hereof) or any comparable definition in any Refinancing of the Second Lien Loan Agreement, or similar component of the interest rate or yield provisions applicable to the Second Lien Obligations in a manner that would result in the total yield thereon to increase by more than 3.0% per annum on a weighted average basis (excluding increases resulting from the accrual of interest at the default rate);

(iii)     accelerate any date upon which a scheduled payment of principal or interest is due, or otherwise decreases the weighted average life to maturity;

(iv)     modify (or undertake any action having the effect of a modification of) the mandatory prepayment provisions of the Second Lien Loan Agreement in a manner adverse to the First Lien Claimholders;

(v)      change or add any negative covenant or event of default in the Second Lien Loan Agreement (as in effect on the date hereof) in a manner that is materially more restrictive or change or add any affirmative covenant in the Second Lien Credit Agreement or any other Second Lien Loan Document in a manner that is materially adverse to any Grantor (unless, in each instance, such changes or additions are accompanied by corresponding changes or additions in the First Lien Credit Agreement (maintaining any appropriate cushions consistent with those in existence as of the date hereof));

(vi)     restrict the amendment of the First Lien Documents, except as set forth in Section 5.3(a);

(vii)    modify in a manner more restrictive or add any other express restrictions on the ability of any Grantor to make a required payment or repayment of the First Lien Obligations, including, without limitation, any payment or repayment of interest, scheduled principal and mandatory prepayments, fees, expenses, costs and indemnification;

(viii)   modify the restrictions relating to the purchase of First Lien Obligations by the Grantors and their Affiliates; or

(ix)      contravene the provisions of this Agreement.

Section 5.4.         Confirmation of Subordination in Second Lien Collateral Documents.  The Borrowers agree that each Second Lien Collateral Document shall include the following language (or language to similar effect approved by the First Lien Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to Prospect Capital Corporation pursuant to this Agreement and the exercise of any right or remedy Prospect Capital Corporation hereunder are subject to the provisions of the Second Lien Intercreditor Agreement, dated as of February 17, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Intercreditor Agreement”), among Fifth Third Bank, an Ohio banking corporation, as First Lien Collateral Agent for the First Lien Claimholders, and Prospect Capital Corporation, a Maryland corporation, as Second Lien Collateral Agent for the Second Lien Claimholders.  In the event of any conflict between the terms of the Second Lien Intercreditor Agreement and this Agreement, the terms of the Second Lien Intercreditor Agreement shall govern and control.”

Section 5.5.          Gratuitous Bailee/Agent for Perfection.  (a) The First Lien Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for the First Lien Claimholders and gratuitous bailee for the Second Lien Collateral Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee thereof solely for the purpose of perfecting the security interest granted under the First Lien Loan Documents and the Second Lien Loan Documents, respectively, subject to the terms and conditions of this Section 5.5.  Solely with respect to any deposit accounts under the control (within the meaning of Section 9-104 of the UCC) of the First Lien Collateral Agent, the First Lien Collateral Agent agrees to also hold control over such deposit accounts as gratuitous agent for the Second Lien Collateral Agent, subject to the terms and conditions of this Section 5.5.

(b)          The First Lien Collateral Agent shall not have any obligation whatsoever to the First Lien Claimholders, the Second Lien Collateral Agent or the Second Lien Claimholders to ensure that the Pledged Collateral is genuine or owned by any of the Grantors, to perfect the security interests of the Second Lien Collateral Agent or the Second Lien Claimholders or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5.  The duties or responsibilities of the First Lien Collateral Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee (and with respect to deposit accounts, agent) in accordance with this Section 5.5 and delivering the Pledged Collateral upon a Discharge of First Lien Obligations as provided in Section 5.5(d).

(c)           Neither the First Lien Collateral Agent nor any First Lien Claimholder shall have by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of the Second Lien Collateral Agent or any Second Lien Claimholder, and the Second Lien Collateral Agent and the Second Lien Claimholders hereby waive and release the First Lien Collateral Agent and the First Lien Claimholders from all claims and liabilities arising pursuant to the First Lien Collateral Agent’s role under this Section 5.5 as gratuitous bailee and gratuitous agent with respect to the Pledged Collateral.  It is understood and agreed that the interests of the First Lien Collateral Agent and the First Lien Claimholders, on the one hand, and the Second Lien Collateral Agent and the Second Lien Claimholders on the other hand, may differ and the First Lien Collateral Agent and the First Lien Claimholders shall be fully entitled to act in their own interest without taking into account the interests of the Second Lien Collateral Agent or Second Lien Claimholders.

(d)           Upon the Discharge of First Lien Obligations (other than pursuant to a Refinancing in accordance with the terms of this Agreement), the First Lien Collateral Agent shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements (which endorsement shall be without recourse and without any representation or warranty), (x) if a Discharge of Second Lien Obligations has not already occurred, to the Second Lien Collateral Agent, (y) if a Discharge of Second Lien Obligations has already occurred, to the First Lien Collateral Agent to the extent Excess First Lien Obligations remain outstanding and (z) if there are no Excess First Lien Obligations and if a Discharge of Second Lien Obligations has already occurred, to the Borrowers or to whomever may be lawfully entitled to receive the same.  Following the Discharge of First Lien Obligations, the First Lien Collateral Agent further agrees to take all other action reasonably requested by the Second Lien Collateral Agent at the expense of the Borrowers in connection with the Second Lien Collateral Agent obtaining a first-priority security interest in the Collateral.  Following the Discharge of First Lien Obligations and Discharge of Second Lien Obligations and prior to the payment in full in cash of all Excess First Lien Obligations, the Second Lien Collateral Agent further agrees to take all other action reasonably requested by the First Lien Collateral Agent at the expense of the Borrowers in connection with the First Lien Collateral Agent obtaining a first-priority security interest in the Collateral to the extent of any Excess First Lien Obligations that remain outstanding.  After the Discharge of First Lien Obligations has occurred, upon the Discharge of Second Lien Obligations (other than pursuant to a Refinancing in accordance with the terms of this Agreement), the Second Lien Collateral Agent shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements (which endorsement shall be without recourse and without any representation or warranty), (i) if there are then any Excess First Lien Obligations, to the First Lien Collateral Agent and (ii) to the extent no Excess First Lien Obligations remain outstanding, to the Borrowers or to whomever may be lawfully entitled to receive the same.

Section 5.6.          Reserved.

Section 5.7.          Purchase Right.  (a) Without prejudice to the enforcement of any of the First Lien Claimholders’ remedies under the First Lien Loan Documents or this Agreement, at law or in equity or otherwise, the First Lien Claimholders agree at any time following (i) the final maturity (whether by acceleration or otherwise) of the First Lien Obligations in accordance with the terms of the applicable First Lien Loan Documents, (ii) a payment default (A) under any First Lien Loan Document that has not been cured or waived by the First Lien Claimholders within sixty (60) days of the occurrence thereof or (B) under any Second Lien Loan Document that has not been cured or waived by the Second Lien Claimholders, (iii) the commencement of any Insolvency or Liquidation Proceeding with respect to any Grantor or (iv) the commencement of an Enforcement Action by the First Lien Collateral Agent or, to the extent permitted by the First Lien Loan Documents, any First Lien Claimholder (each of (i) through (iv), a “Purchase Option Trigger Event”), the Second Lien Claimholders shall have the option (the “Purchase Option”) to purchase the entire aggregate amount (but not less than the entirety) of outstanding First Lien Obligations (including any unfunded commitments under the First Lien Credit Agreement) at the Purchase Price (the “First Lien Purchase”) without warranty or representation or recourse except as provided in Section 5.7(d), on a pro rata basis among the First Lien Claimholders, which purchase may be made by less than all of the Second Lien Claimholders so long as all the purchasing Second Lien Claimholders shall when taken together purchase such entire aggregate amount as set forth above.  The First Lien Collateral Agent agrees that it will give the Second Lien Collateral Agent written notice (the “First Lien Enforcement Notice”) not less than five (5) Business Days prior to commencing any Enforcement Action with respect to Collateral or accelerating the First Lien Obligations (other than the automatic acceleration of the First Lien Obligations as a result of the commencement of an Insolvency or Liquidation Proceeding by or against any Grantor) (which notice shall be effective for all Enforcement Actions taken after the date of such notice so long as the First Lien Collateral Agent is diligently pursuing in good faith such Enforcement Actions, or diligently attempting in good faith to vacate any stay of enforcement rights of the Liens on all or a material portion of the Collateral); provided, however, in the event of any Exigent Circumstance, the First Lien Collateral Agent shall not be required to give such five (5) Business Days’ notice and shall instead give such notice as soon as practicable.

(b)          The “Purchase Price” will equal the sum of (i) the full amount of all First Lien Obligations then-outstanding and unpaid at par (including principal, accrued but unpaid interest and fees and any other unpaid amounts, including breakage costs), (ii) the cash collateral to be furnished to the First Lien Claimholders providing letters of credit under the First Lien Credit Agreement in such amount (not to exceed 103% thereof) as such First Lien Claimholders determine is reasonably necessary to secure such First Lien Claimholders in connection with any such outstanding and undrawn letters of credit, (iii) the cash collateral to be furnished to the relevant First Lien Claimholders in an amount determined by such First Lien Claimholders to be reasonably necessary to collateralize their credit risks arising out of Hedging Liability and Bank Product Liability, and (iv) all accrued and unpaid fees, expenses and other amounts (including attorneys’ fees and expenses) owed to the First Lien Claimholders under or pursuant to the First Lien Loan Documents on the date of purchase to the extent not allocable to Excess First Lien Obligations.

(c)           In order for the Purchase Option to be exercised in respect of any Purchase Option Trigger Event, the Second Lien Collateral Agent, on behalf of the Second Lien Claimholders exercising such option, must provide an irrevocable written notice (the “First Lien Purchase Notice”) to the First Lien Collateral Agent in a manner so that  the First Lien Purchase Notice is actually received by the First Lien Collateral Agent no later than 5:00 p.m. (prevailing eastern time) on the thirtieth (30th) day following (x) in the case of a Purchase Option based on a Purchase Option Trigger Event set forth in clauses (i) (with respect to the automatic acceleration of the First Lien Obligations as a result of the commencement of an Insolvency or Liquidation Proceeding by or against any Grantor), (ii)(B) or (iii) of the definition thereof, the earlier of (A) the provision of the First Lien Enforcement Notice by the First Lien Collateral Agent or (B) the occurrence of such Purchase Option Trigger Event and (y) in the case of a Purchase Option based on a Purchase Option Trigger Event set forth in clauses (i) (other than with respect to the automatic acceleration of the First Lien Obligations as a result of the commencement of an Insolvency or Liquidation Proceeding by or against any Grantor), (ii)(A) or (iv) of the definition thereof, the later of (A) the provision of the First Lien Enforcement Notice by the First Lien Collateral Agent or (B) the occurrence of such Purchase Option Trigger Event.  If the Second Lien Claimholders (or any subset of them) exercise such option, it shall be exercised pursuant to documentation based on the form of Assignment and Assumption attached as an Exhibit to the First Lien Credit Agreement, with such modifications as are appropriate to reflect differences between the nature of obligations to be purchased pursuant to an assignment of loans under the First Lien Credit Agreement and obligations to be purchased pursuant an exercise of the Purchase Option, and provided that the only representations and warranties of the First Lien Claimholders set forth therein will be as provided in clause (d) below.  If the Second Lien Claimholders fail to exercise the Purchase Option in respect of any Purchase Option Trigger Event within the required timeframe, the First Lien Claimholders shall have no further obligations pursuant to this Section 5.7 in respect of such Purchase Option Trigger Event and may take any further actions in their sole discretion in respect of such Purchase Option Trigger Event in accordance with the First Lien Loan Documents and this Agreement.  Upon the Second Lien Claimholders (or any subset of them) exercising the Purchase Option in respect of any Purchase Option Trigger Event within the required timeframe, the parties hereto shall cooperate in good faith to promptly consummate the First Lien Purchase.  After the closing of the purchase of all First Lien Obligations, the Second Lien Claimholders may request that the First Lien Collateral Agent immediately resign in its capacity as such under the First Lien Loan Documents, and the First Lien Collateral Agent shall immediately resign if so requested. Upon such resignation, a new First Lien Collateral Agent will be elected or appointed in accordance with the First Lien Credit Agreement.  Each First Lien Claimholder will retain all rights to indemnification provided in the relevant First Lien Loan Documents for all claims and other amounts relating to periods prior to the purchase of the First Lien Obligations pursuant to this Section 5.7.

(d)           The purchase and sale of the First Lien Obligations under this Section 5.7 will be without recourse and without representation or warranty of any kind by the First Lien Claimholders, except that the First Lien Claimholders shall severally and not jointly represent and warrant to the Second Lien Claimholders that on the date of such purchase, immediately before giving effect to the purchase;

(i)       the principal of and accrued and unpaid interest on the First Lien Obligations, and the fees and expenses thereof owed to the respective First Lien Claimholders, are as stated in any assignment agreement prepared in connection with the purchase and sale of the First Lien Obligations; and

(ii)      each First Lien Claimholder owns the First Lien Obligations purported to be owned by it free and clear of any Liens (other than participation interests not prohibited by the First Lien Loan Documents, in which case the Purchase Price will be appropriately adjusted so that the Second Lien Claimholders do not pay amounts represented by participation interests to the extent that the Second Lien Claimholders expressly assume the obligations under such participation interests).

Section 6.           Insolvency or Liquidation Proceedings.

Section 6.1.          Finance and Sale Issues.  Until the Discharge of First Lien Obligations has occurred, if either Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Collateral Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) on which such First Lien Collateral Agent or any First Lien Claimholder has a Lien or to permit either Borrower or any other Grantor to obtain financing from the First Lien Claimholders under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder, will not object to such Cash Collateral use or DIP Financing and will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder, will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the First Lien Collateral Agent or to the extent permitted by Section 6.3); provided that (a) the Liens securing the First Lien Obligations are subordinated to or pari passu with such DIP Financing, (b) the aggregate principal amount of the DIP Financing plus the aggregate outstanding principal amount of First Lien Obligations plus the aggregate face amount of any letters of credit issued and outstanding under the First Lien Loan Documents does not exceed the DIP Cap Amount, (c) the Second Lien Collateral Agent and the Second Lien Claimholders retain a Lien on the Second Lien Collateral in which they had a Lien immediately prior to such DIP Financing or use of Cash Collateral with the same priority vis-à-vis the First Lien Collateral as existed prior to the commencement of such Insolvency or Liquidation Proceeding, (d) to the extent that the First Lien Collateral Agent or any First Lien Claimholder is granted adequate protection in the form of a Lien on Collateral acquired by any Grantor after the commencement of such Insolvency or Liquidation Proceeding, the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder, is permitted to seek a Lien (without objection from the First Lien Collateral Agent or any First Lien Claimholder) thereon (so long as such Lien is junior to the Liens securing such DIP Financing and the Lien on the First Lien Collateral), (e) such use of Cash Collateral or DIP Financing does not compel any Grantor to seek confirmation of a specific plan of reorganization for which any of the material terms are set forth in the Cash Collateral order or DIP Financing documentation, (f) any Cash Collateral order or DIP Financing documentation does not expressly require the liquidation of the Collateral prior to a default under the Cash Collateral order or DIP Financing documentation and (g) such DIP Financing is otherwise subject to the terms of this Agreement.  Nothing in this Section 6.1 limits or impairs the right of the Second Lien Collateral Agent or Second Lien Claimholder to object to any motion regarding DIP Financing or use of Cash Collateral to the extent that (x) the objection could be asserted in an Insolvency or Liquidation Proceeding by unsecured creditors generally and is not based on the status of any Second Lien Claimholder as holder of a Lien (provided that this clause (x) shall not permit any Second Lien Claimholder to propose any DIP Financing except to the extent permitted by this Section 6.1) or (y) the DIP Financing or use of Cash Collateral does not meet the requirements of this Section 6.1.

No Second Lien Claimholder may provide DIP Financing to either Borrower or any other Grantor secured by Liens equal or senior in priority to the Liens securing any First Lien Obligations; provided that, if no First Lien Claimholder offers to provide DIP Financing to the extent permitted under this Section 6.1 on or before the date of the hearing to approve DIP Financing, then a Second Lien Claimholder may seek to provide such DIP Financing secured by Liens equal or senior in priority to the Liens securing any First Lien Obligations, and First Lien Claimholders may object thereto; provided, further, that such DIP Financing may not “roll-up” or otherwise include or refinance any pre-petition Second Lien Obligations.  The Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder, agrees that it will not seek consultation rights in connection with, and it will not object to or oppose, a motion to sell, liquidate or otherwise dispose of Collateral under Section 363 of the Bankruptcy Code if the requisite First Lien Claimholders have consented to such sale, liquidation or other disposition and such motion does not impair the rights of the Second Lien Claimholders under Section 363(k) of the Bankruptcy Code; provided that the foregoing shall not impair the right of the Second Lien Collateral Agent or Second Lien Claimholder to seek such consultation rights or to object to or oppose such motion to the extent that such consultation rights could be sought or such objection could be asserted in an Insolvency or Liquidation Proceeding by unsecured creditors generally and is not based on the status of any Second Lien Claimholder as holder of a Lien; provided further that the cash proceeds of such sale, liquidation or other disposition received by the First Lien Collateral Agent are applied in accordance with Section 4.1; provided further, that the DIP Cap Amount shall be reduced by an amount equal to the net cash proceeds of any such sale, liquidation or other disposition which are used to pay the principal or face amount of the First Lien Obligations.

Notwithstanding any other provision hereof to the contrary, the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder, agrees that (A) without the consent of the First Lien Claimholders, none of the Second Lien Collateral Agent, the Second Lien Claimholders or any agent or the trustee on behalf of any of them shall, for any purpose during any Insolvency or Liquidation Proceeding or otherwise, support, endorse, propose or submit, whether directly or indirectly, any valuation of any of the Grantors or their respective assets that allocates or ascribes any value whatsoever to any of the Restricted Assets and (B) without the consent of the First Lien Claimholders, none of the Second Lien Collateral Agent, the Second Lien Claimholders or any agent or trustee on behalf of any of them shall for any purpose during any Insolvency or Liquidation Proceeding or otherwise challenge, dispute or object, whether directly or indirectly, to any valuation of any of the Grantors or their respective assets, or otherwise take any position with respect to such valuation, that is proposed, supported or otherwise arises in any Insolvency or Liquidation Proceeding, on grounds that such valuation does not allocate or ascribe adequate or appropriate value to any of the Restricted Assets.

Notwithstanding any other provision hereof to the contrary, the First Lien Collateral Agent, for itself and on behalf of each First Lien Claimholder, agrees that (A) without the consent of the Second Lien Claimholders, none of the First Lien Collateral Agent, the First Lien Claimholders or any agent or the trustee on behalf of any of them shall, for any purpose during any Insolvency or Liquidation Proceeding or otherwise, support, endorse, propose or submit, whether directly or indirectly, any valuation of any of the Grantors or their respective assets that allocates or ascribes any value whatsoever to any of the Restricted Assets and (B) without the consent of the Second Lien Claimholders, none of the First Lien Collateral Agent, the First Lien Claimholders or any agent or trustee on behalf of any of them shall for any purpose during any Insolvency or Liquidation Proceeding or otherwise challenge, dispute or object, whether directly or indirectly, to any valuation of any of the Grantors or their respective assets, or otherwise take any position with respect to such valuation, that is proposed, supported or otherwise arises in any Insolvency or Liquidation Proceeding, on grounds that such valuation does not allocate or ascribe adequate or appropriate value to any of the Restricted Assets.

Section 6.2.          Relief from the Automatic Stay.  Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder, agrees that none of them shall: (a) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral or the Restricted Assets, without the prior written consent of the First Lien Collateral Agent, unless a motion for adequate protection permitted under Section 6.3 has been denied by a bankruptcy court or (b) oppose (or support any other Person in opposing) any request by the First Lien Collateral Agent for relief from such stay.

Section 6.3.          Adequate Protection.  (a) The Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder, agrees that none of them shall contest (or support any other Person contesting):

(i)       any request by the First Lien Collateral Agent or First Lien Claimholder for adequate protection under any Bankruptcy Law; or

(ii)       any objection by the First Lien Collateral Agent or First Lien Claimholder to any motion, relief, action or proceeding based on the First Lien Collateral Agent or First Lien Claimholder claiming a lack of adequate protection.

(b)          Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(i)        if the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any Cash Collateral use or DIP Financing, then the Second Lien Collateral Agent, for itself or on behalf of any Second Lien Claimholder, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the First Lien Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations under this Agreement; and

(ii)      the Second Lien Collateral Agent and Second Lien Claimholders shall only be permitted to seek adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding in the form of (A) additional collateral; provided that, as adequate protection for the First Lien Obligations, the First Lien Collateral Agent, on behalf of the First Lien Claimholders, is also granted a Lien on such additional collateral, which Lien shall be senior to any Lien of the Second Lien Collateral Agent and the Second Lien Claimholders on such additional collateral; (B) replacement Liens on the Collateral; provided that, as adequate protection for the First Lien Obligations, the First Lien Collateral Agent, on behalf of the First Lien Claimholders, is also granted replacement Liens on the Collateral, which Liens shall be senior to the Liens of the Second Lien Collateral Agent and the Second Lien Claimholders on the Collateral; (C) an administrative expense claim; provided that, as adequate protection for the First Lien Obligations, the First Lien Collateral Agent, on behalf of the First Lien Claimholders, is also granted an administrative expense claim which is senior and prior to the administrative expense claim of the Second Lien Collateral Agent and the Second Lien Claimholders; and (D) cash payments with respect to interest on and expenses in respect of the Second Lien Obligations; provided that, (1) as adequate protection for the First Lien Obligations, the First Lien Collateral Agent, on behalf of the First Lien Claimholders, is also granted cash payments with respect to interest on the First Lien Obligation represented by it and (2) such cash payments do not exceed an amount equal to the interest accruing on the principal amount of Second Lien Obligations outstanding on the date such relief is granted at the interest rate under the applicable Second Lien Loan Documents and accruing from the date the Second Lien Collateral Agent is granted such relief and any expenses in respect of the Second Lien Obligations.  If any Second Lien Claimholder receives Post-Petition Interest and/or adequate protection payments in an Insolvency or Liquidation Proceeding (“Second Lien Adequate Protection Payments”) and the First Lien Claimholders do not receive payment in full in cash of all First Lien Obligations (subject, in the case of principal outstanding under the First Lien Loan Documents and face amounts of letters of credit issued and outstanding, to the DIP Cap Amount) upon the effectiveness of the plan of reorganization for, or conclusion of, that Insolvency or Liquidation Proceeding, then each Second Lien Claimholder shall pay over to the First Lien Collateral Agent for the benefit of the First Lien Claimholders an amount (the “Pay-Over Amount”) equal to the lesser of (i) the Second Lien Adequate Protection Payments received by such Second Lien Claimholder and (ii) the amount of the short-fall (the “Short Fall”) in payment in full in cash of the First Lien Obligations (subject, in the case of principal outstanding under the First Lien Loan Documents and face amounts of letters of credit issued and outstanding, to the DIP Cap Amount); provided that, to the extent any portion of the Short Fall represents payments received by the First Lien Claimholders in the form of promissory notes, equity or other property equal in value to the cash paid in respect of the Pay-Over Amount, the First Lien Claimholders shall, upon receipt of the Pay-Over Amount, transfer those promissory notes, equity or other property, equal in value to the cash paid in respect of the Pay-Over Amount, to the applicable Second Lien Claimholders pro rata in exchange for the Pay-Over Amount.  Notwithstanding anything herein to the contrary, the First Lien Claimholders shall not be deemed to have consented to, and expressly retain their rights to object to, the grant of adequate protection in the form of cash payments to the Second Lien Claimholders made pursuant to this Section 6.3(b).

(c)           The Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder, agrees that notice of a hearing to approve DIP Financing or use of Cash Collateral on an interim basis shall be adequate if delivered to the Second Lien Collateral Agent at least three (3) Business Days in advance of such hearing and that notice of a hearing to approve DIP Financing or use of Cash Collateral on a final basis shall be adequate if delivered to the Second Lien Collateral Agent at least fifteen (15) days in advance of such hearing.

Section 6.4.          No Waiver.  Subject to Section 6.7(b), nothing contained herein shall prohibit or in any way limit the First Lien Collateral Agent or any First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Collateral Agent or any Second Lien Claimholder, including the seeking by the Second Lien Collateral Agent or any Second Lien Claimholder of adequate protection or the asserting by the Second Lien Collateral Agent or any Second Lien Claimholder of any of its rights and remedies under the Second Lien Loan Documents or otherwise.

Section 6.5.          Avoidance Issues.  If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of either Borrower or any other Grantor any amount paid in respect of First Lien Obligations (a “Recovery”), then such First Lien Claimholder shall be entitled to a reinstatement of its First Lien Obligations with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Discharge of First Lien Obligations shall be deemed not to have occurred for all purposes hereunder.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.  This Section 6.5 shall survive termination of this Agreement.

Section 6.6.          Reorganization Securities.  If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

Section 6.7.          Post-Petition Interest.  (a) None of the Second Lien Collateral Agent or any Second Lien Claimholder shall oppose or seek to challenge any claim by the First Lien Collateral Agent or any First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the First Lien Collateral Agent on behalf of the First Lien Claimholders on the Collateral or any First Lien Claimholder’s Lien on the Collateral, without regard to the existence of the Liens of the Second Lien Collateral Agents or the Second Lien Claimholders on the Collateral.

(b)           None of the First Lien Collateral Agent or any First Lien Claimholder shall oppose or seek to challenge any claim by the Second Lien Collateral Agent or any Second Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the Second Lien Collateral Agent, on behalf of the Second Lien Claimholders, on the Collateral (after taking into account the amount of the First Lien Obligations).

Section 6.8.          Waiver.  The Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder, waives any claim it may hereafter have against any First Lien Claimholder arising out of the election of any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding so long as such actions are not in express contravention of the terms of this Agreement.

Section 6.9.          Separate Grants of Security and Separate Classification.  The Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder, and the First Lien Collateral Agent, for itself and on behalf of each First Lien Claimholder, acknowledges and agrees that:

(a)      the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens; and

(b)      because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Claimholders and the Second Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Claimholders), the First Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post-Petition Interest (including any additional interest payable pursuant to the First Lien Loan Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Second Lien Claimholders with respect to the Collateral, with the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder, hereby acknowledging and agreeing to turn over to the First Lien Collateral Agent, for itself and on behalf of each First Lien Claimholder, Collateral or proceeds of Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders.

Section 6.10.       Effectiveness in Insolvency or Liquidation Proceedings .  The Parties acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding.  All references in this Agreement to any Grantor will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency or Liquidation Proceeding.

Section 7.           Reliance; Waivers; Etc.

Section 7.1.          Reliance.  Other than any reliance on the terms of this Agreement, the First Lien Collateral Agent, on behalf of itself and each First Lien Claimholder, acknowledges that it and such First Lien Claimholders have, independently and without reliance on the Second Lien Collateral Agent or any Second Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the First Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Loan Documents or this Agreement.  The Second Lien Collateral Agent, on behalf of itself and each Second Lien Claimholder, acknowledges that it and such Second Lien Claimholders have, independently and without reliance on the First Lien Collateral Agent or any First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Loan Documents or this Agreement.

Section 7.2.          No Warranties or Liability.  The First Lien Collateral Agent, on behalf of itself and each First Lien Claimholder, acknowledges and agrees that no Second Lien Collateral Agent or Second Lien Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  Except as otherwise provided herein, the Second Lien Claimholders will be entitled to manage and supervise their respective extensions of credit under the Second Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  The Second Lien Collateral Agent, on behalf of itself and each Second Lien Claimholder, acknowledges and agrees that no First Lien Collateral Agent or First Lien Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  Except as otherwise provided herein, the First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the First Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  The Second Lien Collateral Agent and the Second Lien Claimholders shall have no duty to the First Lien Collateral Agent or any of the First Lien Claimholders, and the First Lien Collateral Agent and the First Lien Claimholders shall have no duty to the Second Lien Collateral Agent or any of the Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with either Borrower or any other Grantor (including the First Lien Loan Documents and the Second Lien Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

Section 7.3.          No Waiver of Lien Priorities.  (a) No right of the First Lien Claimholders, the First Lien Collateral Agent or any of them to enforce any provision of this Agreement or any First Lien Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of either Borrower or any other Grantor or by any act or failure to act by any First Lien Claimholder or First Lien Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Loan Documents or any of the Second Lien Loan Documents, regardless of any knowledge thereof which any First Lien Claimholder, the First Lien Collateral Agent or any of them, may have or be otherwise charged with.

(b)           Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Borrowers and the other Grantors under the First Lien Loan Documents and subject to the provisions of Section 5.3(a)), the First Lien Claimholders, the First Lien Collateral Agent and any of them may, at any time and from time to time in accordance with the First Lien Loan Documents and/or applicable law, without the consent of, or notice to, the Second Lien Collateral Agent or any Second Lien Claimholder, without incurring any liabilities to the Second Lien Collateral Agent or any Second Lien Claimholder and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Collateral Agent or any Second Lien Claimholder is affected, impaired or extinguished thereby) do any one or more of the following:

(i)       change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guaranty of any of the First Lien Obligations or any liability of either Borrower or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Collateral Agent or any of the First Lien Claimholders, the First Lien Obligations or any of the First Lien Loan Documents; provided, that any such increase in the First Lien Obligations shall not increase the sum of the First Lien Obligations to an amount in excess of the First Lien Cap Amount;

(ii)      sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral or any liability of either Borrower or any other Grantor to any of the First Lien Claimholders or the First Lien Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

(iii)     settle or compromise any First Lien Obligation or any other liability of either Borrower or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order; and

(iv)     exercise or delay in or refrain from exercising any right or remedy against either Borrower or any other Grantor or any other Person or any security, and elect any remedy and otherwise deal freely with either Borrower, any other Grantor or any First Lien Collateral and any security and any guarantor or any liability of either Borrower or any other Grantor to the First Lien Claimholders or any liability incurred directly or indirectly in respect thereof.

(c)           Except as otherwise expressly provided herein, the Second Lien Collateral Agent, on behalf of itself and each Second Lien Claimholder, also agrees that the First Lien Claimholders and the First Lien Collateral Agent shall have no liability to the Second Lien Collateral Agent or any Second Lien Claimholders, and the Second Lien Collateral Agent, on behalf of itself and each Second Lien Claimholder, hereby waives any claim against any First Lien Claimholder or the First Lien Collateral Agent arising out of any and all actions which the First Lien Claimholders or the First Lien Collateral Agent may take or permit or omit to take with respect to:

(i)       the First Lien Loan Documents (other than this Agreement);

(ii)      the collection of the First Lien Obligations; or

(iii)     the foreclosure upon, or sale, liquidation or other disposition of, any First Lien Collateral.

The Second Lien Collateral Agent, on behalf of itself and each Second Lien Claimholder, agrees that the First Lien Claimholders and the First Lien Collateral Agent have no duty to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Obligations or otherwise.

(d)          Until the Discharge of First Lien Obligations, the Second Lien Collateral Agent, on behalf of itself and each Second Lien Claimholder, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of any marshaling, appraisal or other similar statutory right that may otherwise be available under applicable law with respect to any First Lien Collateral or any other similar rights a junior secured creditor may have under applicable law.

Section 7.4.          Obligations Unconditional.  All rights, interests, agreements and obligations of the First Lien Collateral Agent and the First Lien Claimholders and the Second Lien Collateral Agent and the Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)       any lack of validity or enforceability of any First Lien Loan Documents or any Second Lien Loan Documents;

(b)      except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Loan Document or any Second Lien Loan Document;

(c)      except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guaranty thereof;

(d)      the commencement of any Insolvency or Liquidation Proceeding in respect of either Borrower or any other Grantor; or

(e)      any other circumstances which otherwise might constitute a defense available to, or a discharge of, either Borrower or any other Grantor in respect of the First Lien Collateral Agent, the First Lien Obligations, any First Lien Claimholder, the Second Lien Collateral Agent, the Second Lien Obligations or any Second Lien Claimholder in respect of this Agreement.

Section 8.           Miscellaneous.

Section 8.1.          Integration/Conflicts.  This Agreement, the First Lien Loan Documents and the Second Lien Loan Documents represent the entire agreement of the Grantors, the First Lien Claimholders and the Second Lien Claimholders with respect to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.  There are no promises, undertakings, representations or warranties by the First Lien Claimholders or the Second Lien Claimholders relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein.  In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Loan Documents or the Second Lien Loan Documents, the provisions of this Agreement shall govern and control.

Section 8.2.          Effectiveness; Continuing Nature of this Agreement; Severability.  This Agreement shall become effective when executed and delivered by the parties hereto.  This is a continuing agreement of lien subordination and the First Lien Claimholders may continue, at any time and without notice to the Second Lien Collateral Agent or any Second Lien Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of either Borrower or any Grantor constituting First Lien Obligations in reliance hereon.  The Second Lien Collateral Agent, on behalf of itself and each Second Lien Claimholder, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions.  All references to either Borrower or any other Grantor shall include such Borrower or such Grantor as debtor and debtor-in-possession and any receiver, trustee or similar person for either Borrower or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.  This Agreement shall terminate and be of no further force and effect:

(a)      with respect to the First Lien Collateral Agent, the First Lien Claimholders and the First Lien Obligations, on the date on which the First Lien Obligations are Discharged, subject to the rights of such First Lien Claimholders under Section 6.5; and

(b)      with respect to the Second Lien Collateral Agent, the Second Lien Claimholders and the Second Lien Obligations, on the date on which the Second Lien Obligations are Discharged, subject to the rights of such Second Lien Claimholders under Section 6.5;

provided, however, that in each case, such termination shall not relieve any such party of its obligations incurred hereunder prior to the date of such termination.

Section 8.3.          Amendments; Waivers.  No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time; provided, however, for so long as Prospect Capital Corporation (“Prospect”) is the Second Lien Collateral Agent, this Agreement may not be amended, modified or supplemented, and no term or provision of this Agreement may be waived, except by a formal written instrument (and not by an email or series of emails) signed in blue ink by John F. Barry III, as Chief Executive Officer of Prospect, or M. Grier Eliasek, as Chief Operating Officer of Prospect, or the successor of either of them, or by Joseph A. Ferraro, as an Authorized Signatory of Prospect, in its capacity as the Second Lien Collateral Agent.  Notwithstanding the foregoing, the Borrowers and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent provided for in Section 8.18.

Section 8.4.          Information Concerning Financial Condition of the Grantors and their Subsidiaries.  The First Lien Collateral Agent and the First Lien Claimholders, on the one hand, and the Second Lien Collateral Agent and the Second Lien Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Grantors and their Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations.  The First Lien Collateral Agent and the First Lien Claimholders shall have no duty to advise the Second Lien Collateral Agent or any Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event the First Lien Collateral Agent or any of the First Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Collateral Agent or any Second Lien Claimholder, it or they shall be under no obligation:

(a)      to make, and the First Lien Collateral Agent and the First Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b)      to provide any additional information or to provide any such information on any subsequent occasion;

(c)      to undertake any investigation; or

(d)      to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 8.5.          Subrogation.  With respect to the value of any payments or distributions in cash, property or other assets that the Second Lien Collateral Agent or the Second Lien Claimholders pay over to any of the First Lien Collateral Agent or the First Lien Claimholders under the terms of this Agreement, such Second Lien Collateral Agent and Second Lien Claimholders shall be subrogated to the rights of the First Lien Collateral Agent and First Lien Claimholders; provided that the Second Lien Collateral Agent, on behalf of itself and each Second Lien Claimholder, hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred. Each Borrower and each other Grantor acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Second Lien Collateral Agent or Second Lien Claimholder that are paid over to the First Lien Collateral Agent or First Lien Claimholder pursuant to this Agreement shall not reduce any of the Second Lien Obligations.

Section 8.6.          Application of Payments.  All payments received by the First Lien Collateral Agent or any First Lien Claimholder may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations provided for in the First Lien Loan Documents.  The Second Lien Collateral Agent, on behalf of itself and each Second Lien Claimholder, agrees to any extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any Lien which may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

Section 8.7.          Reserved.

Section 8.8.          Agency Capacities.  Except as expressly provided herein, (a) Fifth Third Bank, an Ohio banking corporation, is acting in the capacity of First Lien Collateral Agent for itself and the First Lien Claimholders and (b) Prospect Capital Corporation, a Maryland corporation, is acting in the capacity of Second Lien Collateral Agent for itself and the Second Lien Claimholders.

Section 8.9.          Submission to Jurisdiction; Certain Waivers.  Each party hereto, on behalf of itself and each applicable Claimholder, each Borrower and each other Grantor hereby irrevocably and unconditionally:

(a)      submits for itself and its property in any legal action or proceeding relating to this Agreement (whether arising in contract, tort or otherwise) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and appellate courts from any thereof;

(b)      agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court;

(c)      agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any other First Lien Loan Document or Second Lien Loan Document shall affect any right that any Secured Party may otherwise have, subject to the terms hereof, to bring any action or proceeding relating to this Agreement or any other First Lien Loan Document or Second Lien Loan Document against any Grantor or any of its assets in the courts of any jurisdiction;

(d)      waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Collateral Document in any court referred to in Section 8.9(a) (and irrevocably waives to the fullest extent permitted by applicable law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);

(e)      consents to service of process in any such proceeding in any such court by registered or certified mail, return receipt requested, to the applicable party at its address provided in accordance with Section 8.11 (and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law);

(f)       agrees that service as provided in Section 8.9(e) above is sufficient to confer personal jurisdiction over the applicable party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and

(g )     waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.

Section 8.10.          Waiver of Jury Trial.  Each party hereto and each Borrower and the other Grantors hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby or thereby (whether based on contract, tort, breach of duty, common law, statute or any other theory).  Each party hereto and each Borrower and the other Grantors (a) certifies that no representative, agent or attorney of any other  Person has represented, expressly or otherwise, that such other Person would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.10.  Each party hereto and each Borrower and the other Grantors further represents and warrants that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.

Section 8.11.        Notices.  All notices to the Second Lien Claimholders and the First Lien Claimholders permitted or required under this Agreement shall also be sent to the Second Lien Collateral Agent and the First Lien Collateral Agent, respectively.  Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed, provided, however, that notwithstanding anything to the contrary herein, all notices and other communications given to Prospect in its capacity as Second Lien Collateral Agent shall be deemed to have been given (i) in the case of notices and other communications delivered by hand or overnight courier service, upon actual receipt thereof, (ii) in the case of notices and other communications delivered by certified or registered mail, upon actual receipt thereof, and (iii) in the case of notices and other communications delivered by telefacsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the telefacsimile was sent indicating that the telefacsimile was sent in its entirety to the recipient’s telefacsimile number; and provided, further, that, in each case, if a notice or other communication would be deemed to have been given in accordance with the foregoing at any time other than during the recipient’s normal business hours on a Business Day for such recipient, such notice or other communication shall be deemed given on the next succeeding Business Day for such recipient; and provided, further, that no notice to Prospect in its capacity as Second Lien Collateral Agent shall be effective until delivered by at least two, not one, of the methods described in clauses (i) through (iii) above.  For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Section 8.12.       Further Assurances.  The First Lien Collateral Agent, on behalf of itself and each First Lien Claimholder, the Second Lien Collateral Agent, on behalf of itself and each Second Lien Claimholder, and each Borrower and each other Grantor, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Borrowers or the First Lien Collateral Agent or the Second Lien Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

Section 8.13.        Applicable Law.  This Agreement, and any dispute, claim or controversy arising out of or relating to this Agreement (whether arising in contract, tort or otherwise) shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to conflicts of law rules that would result in the application of a different governing law (other than any mandatory provisions of the UCC relating to the law governing perfection and the effect of perfection or priority of the security interests in the Collateral).

Section 8.14.        Binding on Successors and Assigns.  This Agreement shall be binding upon the First Lien Collateral Agent, the First Lien Claimholders, the Second Lien Collateral Agent, the Second Lien Claimholders, the Borrowers and the other Grantors, and their respective successors and assigns from time to time.  If any of the First Lien Collateral Agent or the Second Lien Collateral Agent resigns or is replaced pursuant to the First Lien Loan Documents or the Second Lien Loan Documents, as applicable, its successor shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement.  No provision of this Agreement will inure to the benefit of a trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of any Grantor, including where any such trustee, debtor-in-possession, creditor trust or other representative of an estate is the beneficiary of a Lien securing Collateral by virtue of the avoidance of such Lien in an Insolvency or Liquidation Proceeding.

Section 8.15.       Section Headings.  The section headings and the table of contents used in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose, be given any substantive effect, affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 8.16.       Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

Section 8.17.        Authorization.  By its signature, each Person executing this Agreement, on behalf of such Person but not in his or her personal capacity as a signatory, represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

Section 8.18.        No Third Party Beneficiaries/Provisions Solely to Define Relative Rights.  This Agreement and the rights and benefits hereof shall inure to the benefit of each of the First Lien Claimholders and the Second Lien Claimholders and their respective successors and assigns from time to time and, solely with respect to Sections 5.3 and 8.18 and the last sentence of Section 8.3, the Grantors and their respective successors and assigns from time to time.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Collateral Agent and the First Lien Claimholders on the one hand and the Second Lien Collateral Agent and the Second Lien Claimholders on the other hand.  Nothing herein shall be construed to limit the relative rights and obligations as among the First Lien Claimholders or as among the Second Lien Claimholders.  None of the Borrowers, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder and no such Person is an intended beneficiary or third party beneficiary hereof, except, in each case, as expressly provided in this Agreement, and none of the Borrowers nor any Grantor may rely on the terms hereof (other than as set forth in Sections 5.3 and 8.18 and the last sentence of Section 8.3(a)).  Nothing in this Agreement is intended to or shall impair the obligations of either Borrower or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

Section 8.19.        No Indirect Actions.  Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly.  “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended to have substantially the same effects as the prohibited action.

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In Witness Whereof, the parties hereto have executed this Second Lien Intercreditor Agreement as of the date first written above.

Fifth Third Bank, an Ohio banking corporation, as First Lien Collateral Agent

By:	/s/ Michael Guenthner
Name: Michael Guenthner
Title: Senior Vice President

Notice address:

Fifth Third Bank
Fifth Third Center
38 Fountain Square Plaza
Cincinnati, Ohio 45263
Attention: Loan Syndications/Judy Huls
Telephone: (513) 534 4224
Facsimile: (513) 534 0875
Email: judy.huls@53.com

Prospect Capital Corporation, a Maryland corporation, as Second Lien Collateral Agent

By:	/s/ M. Grier Eliasek
Name: M. Grier Eliasek
Title: President and Chief Operating Officer

Notice address:

Prospect Capital Corporation
10 East 40th Street, 42nd Floor
New York, New York 10016
Attention: General Counsel and David Moszer
Facsimile: (212) 443-9652
Email: fax@prospectstreet.com
pl@prospectstreet.com
pacct@prospectstreet.com
dmoszer@prospectstreet.com
grier@prospectstreet.com
jbarry@prospectstreet.com

With copies (which shall not constitute notice) to:

Proskauer Rose LLP
One International Place
Boston, Massachusetts 02110
Attention: Stephen A. Boyko
Facsimile: (617) 526-9899
E-mail: sboyko@proskauer.com

Acknowledged and Agreed:

Borrowers:

Turning Point Brands, Inc.
North Atlantic Trading Company, Inc.

By:	/s/ Mark A. Stegeman
	Name:	Mark A. Stegeman
	Title:	Senior Vice President and Chief
Financial Officer
Grantors:

NATC Holding Company, Inc.
Turning Point Brands, LLC
Intrepid Brands, LLC
National Tobacco Finance Corporation
North Atlantic Operating Company, Inc.
North Atlantic Cigarette Company, Inc.
Stoker, Inc.
National Tobacco Company, L.P.
RBJ Sales, Inc.
Smoke Free Technologies Inc.

By:	/s/ Mark A. Stegeman
	Name:	Mark A. Stegeman
	Title:	Senior Vice President and Chief
Financial Officer

Notice Address:

Turning Point Brands, Inc.
5201 Interchange Way
Louisville, Kentucky 40229
Attention: General Counsel, c/o James Dobbins
Telephone No.: 502-774-9267
Facsimile No.: 502-774-9275
E-mail: jdobbins@natcinc.net

Schedule 1

None.